Exhibit 8.1

CLIFFORD CHANCE US LLP 31 WEST 52ND STREET NEW YORK, NY 10019-6131 TEL +1 212 878 8000 FAX +1 212 878 8375 www.cliffordchance.com

December 21, 2017

Safety, Income and Growth, Inc.

1114 Avenue of the Americas

New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel to Safety, Income and Growth, Inc., a Maryland corporation incorporated on March 9, 2017 (the “Company”), in connection with the Company’s filing of a registration statement on Form S-11 (together with any amendments thereto, the “Registration Statement”) with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, as of the date hereof.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

In rendering the opinions expressed herein, we have examined and, with your permission, relied upon:

1.                                      the Articles of Incorporation of the Company, certified as of its date of formation, March 9, 2017, by the State Department of Assessments and Taxation of the State of Maryland;

2.                                      the bylaws of the Company;

3.                                      the Company’s Articles of Amendment and Restatement, dated as of June 27, 2017;

4.                                      the First Amended and Restated Agreement of Limited Partnership of Safety Income and Growth Operating Partnership LP, a Delaware limited partnership, (the “Operating Partnership”), dated as of June 27, 2017;

5.                                      a Certificate of Representations (the “Certificate of Representations”), dated as of the date hereof, provided to us by the Company, the Operating Partnership and SFTY Manager LLC, a Delaware limited liability company and the manager of the Company (the “Manager”);

6.                                      the Registration Statement;

7.                                      the Subscription Agreement, dated as of April 14, 2017, between the Company and each of iStar Inc., a Maryland corporation (“iStar”), SFTY Venture LLC, a Delaware limited liability company that is an indirect, wholly-owned subsidiary of GIC (Realty) Private

Limited (“GICRE”) and SFTY VII-B, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Lubert-Adler, L.P., a Delaware limited partnership (“LA”);

8.                                      the Agreement and Plan of Merger, dated as of April 14, 2017 between the Company and Safety, Income and Growth, Inc., a Maryland corporation incorporated on October 24, 2016 and a qualified REIT subsidiary (within the meaning of Section 856(i) of the Internal Revenue Code of 1986, as amended (the “Code”)) of iStar (“SFTY QRS”);

9.                                      the Pre-IPO Stockholders Agreement, dated as of April 14, 2017, among the Company, iStar, GICRE, LA and the Manager;

10.                               the Post-IPO Stockholder’s Agreement, dated as of April 14, 2017, between the Company and GICRE and the Post IPO Stockholder’s Agreement, dated as of April 14, 2017, between the Company and LA;

11.                               the Investor Agreement, dated as of April 14, 2017, among iStar, GICRE and LA;

12.                               the Management Agreement, dated as of June 27, 2017, by and among the Company, the Operating Partnership, the Manager and iStar;

13.                               the Exclusivity and Expense Reimbursement Agreement, dated as of June 27, 2017 by and between the Company and iStar;

14.                               the Agreement Regarding Waiver of Ownership Limit by and among GICRE,  iStar and the Company, dated as of June 27, 2017;

15.                               the Representation Letter Regarding Ownership of Stock provided by GICRE to the Company, dated as of June 27, 2017;

16.                               such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions referred to in this letter (the items set forth in paragraphs 1 through 16, collectively, the “Transaction Documents”).

In our examination of the foregoing documents, we have assumed, with your consent, that (i) all documents reviewed by us are original documents, or true and accurate copies of original documents, and have not been subsequently amended, (ii) the signatures on each original document are genuine, (iii) each party who executed such documents had proper authority and capacity, (iv) all representations and statements set forth in such documents are true and correct, (v) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms, and any obligation contained in any such document that is qualified as to the efforts of a party to such documents will be performed without regard to such qualification and (vi) the Company at all times has been and will continue to be organized and operated in accordance with the method of operation described in its organizational documents, the Registration Statement and the Certificate of Representations.

For purposes of rendering the opinions stated below, we have also assumed, with your consent, the accuracy of the representations contained in the Certificate of Representations provided to us by the Company, the Operating Partnership and the Manager, and that each representation contained in such Certificate of Representations that is qualified as to the best efforts, knowledge or belief of the Company or its officers, the Manager or its Officers, or the Operating Partnership is accurate and complete without regard to such qualification.  These representations generally relate to the organization and proposed method of operation of the Company as a real estate investment trust (a “REIT”) under the Code.

Based upon, subject to, and limited by the assumptions and qualifications set forth herein and in the Registration Statement, we are of the opinion that:

1.                                      Commencing with its taxable year ending December 31, 2017, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s proposed method of operation as described in the Registration Statement and as set forth in the Certificate of Representations will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

2.                                      The discussion set forth under the heading “Certain U.S. Federal Income Tax Considerations” in the Registration Statement, insofar as it purports to describe or summarize applicable U.S. federal income tax law or legal conclusions with respect thereto, is an accurate description or summary in all material respects.

The opinions set forth in this letter are based on relevant provisions of the Code, Treasury Regulations promulgated thereunder, interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative rulings and practices of the Internal Revenue Service (“IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as of the date hereof.  These provisions and interpretations are subject to change, which may or may not be retroactive in effect, and which may result in modifications of our opinions.  Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary determination by the IRS or the Treasury Department in regulations or rulings issued in the future.  In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

Further, the opinions set forth above represent our conclusions based upon the documents, facts, representations and assumptions referred to above.  Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations or assumptions could affect the opinions referred to herein.  Moreover, the Company’s qualification and taxation as a REIT under the Code depends upon the Company’s ability to meet, for each taxable year, through actual annual operating results, requirements under the Code regarding its gross income, assets, distributions and diversity of stock ownership.  We have not undertaken to review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations for any single taxable year will satisfy the tests necessary to qualify as or be taxed as a REIT under the Code.  In addition, the opinions set forth above do not foreclose the possibility that the Company may have to pay an excise or penalty tax, which could be significant in amount, in order to maintain its REIT qualification.  Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter or the Certificate of Representations, and we note that the Company engages in transactions in connection with which we have not provided legal advice, and of which we may be unaware.

The opinions set forth herein are: (i) limited to those matters expressly covered and no opinion is expressed in respect of any other matter; (ii) as of the date hereof; and (iii) rendered by us at the request of the Company.

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Clifford Chance US LLP